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                                                                      EXHIBIT 21

                      MERCURY FINANCE COMPANY SUBSIDIARIES

Mercury Finance Corporation of Alabama (Ala)
Mercury Finance Company of Arizona (Ariz)
Merc Finance Company of California (Cal)
Mercury Finance Company of Colorado (Del)
Mercury Finance Company of Delaware (Del)
Mercury Finance Company of Florida (Del)
Mercury Finance Company of Georgia (Del)
Mercury Finance Company of Illinois (Del)
Mercury Finance Company of Idaho (Del)
Mercury Finance Company of Iowa (Del)
Mercury Finance Company of Indiana (Del)
Mercury Finance Company of Kansas (Del)
Mercury Finance Company of Kentucky (Del)
Mercury Finance Company of Louisiana (Del)
Mercury Finance Company of Michigan (Del)
Mercury Finance Company of Mississippi (Del)
Mercury Finance Company of Missouri (MO)
Mercury Finance Company of Nevada (Nev)
Mercury Finance Company of New Mexico (Del)
Mercury Finance Company of New York (Del)
Mercury Finance Company of North Carolina (Del)
Mercury Finance Company of Ohio (Del)
MFC Finance Company of Oklahoma (Del)
Mercury Finance Company of Oregon (Del)
Mercury Finance Company of Pennsylvania (Del)
Mercury Finance Company of South Carolina (Del)
Mercury Finance Company of Tennessee (Tenn)
MFC Finance Company of Texas (Del)
Mercury Finance Company of Utah (Del)
Mercury Finance Company of Virginia (Del)
Mercury Finance Company of Washington (Del)
Mercury Finance Company of Wisconsin (Del)
MFC Financial Services, Inc. (Fla)
Filco Marketing Company (Del)
Gulfco Investment Inc. (La)
Gulfco Finance Company (La)
Midland Finance Co. (IL)
MFN Insurance Company (Turks and Caicos)